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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of ABCI Holdings, Inc. on Form S-8, of our report dated May 24, 2001, except for Notes 14 and 15, as to which the date is July 26, 2001, relating to the consolidated balance sheets of OneClass Synergy Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended.

January 8, 2002
/s/ HORTON & COMPANY, LLC
HORTON & COMPANY, LLC

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS